Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Michael A. Hajost
(610) 208 -3892	(610) 208-3476
wrudolph@cartech.com	mhajost@cartech.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER RESULTS

•                  Net income of $34.6 million or $0.65 per share

•                  Net sales of $498.6 million

•                  Adjusted EBITDA of $97.4 million

WYOMISSING, Pa., October 29, 2013 — Carpenter Technology Corporation (NYSE:CRS) today reported net income of $34.6 million or $0.65 per diluted share for the quarter ended September 30, 2013 compared to $39.2 million or $0.74 per diluted share in the prior year first quarter.

Financial Highlights

	Q1	Q1	Q4
($ in millions)	FY2014	FY2013	FY2013
Net Sales	$498.6	$544.9	$611.8
Net Sales Excluding Surcharge (a)	$412.1	$440.8	$496.6
Operating Income	$55.8	$61.6	$65.4
Net Income Attributable to Carpenter	$34.6	$39.2	$40.9
Free Cash Flow (a)	$(60.5)	$(102.7)	$61.3
Adjusted EBITDA (a)	$97.4	$104.3	$109.5

(a) non-GAAP financial measure explained in the attached tables

“Our first quarter earnings were in-line with our expectations,” said William A. Wulfsohn, President and Chief Executive Officer.  “The team executed at a high level within the context of generally soft market conditions. Our core markets remained relatively weak as continued supply chain destocking in the aerospace and energy markets reduced demand for our

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premium and ultra-premium products.  At the same time, the commercial team executed well by bringing in more ‘value’ sales to meet growing demand from the Transportation and Industrial & Consumer markets.  Thus our sales, excluding surcharge, declined by 7 percent but our volume increased by 1 percent.

“Our strong manufacturing performance contributed significantly to our earnings.  The team executed on multiple fronts to reduce production and overhead costs. We achieved these results while successfully performing a significant planned maintenance overhaul on our Reading forge, positioning this critical piece of hot working equipment to support future growth.

“Our second quarter now looks weaker than we initially anticipated at the start of the year.  Even as volumes stabilize, our mix will remain weak.  We could see a similar change in earnings from Q1 to Q2 as we saw last year.  The timing and duration of seasonal customer closures can impact, positively or negatively, shipments near the end of the calendar year.

“That said, we are just now beginning to see some very early indications that demand is stabilizing.  If this continues, we could see a recovery in the second half of the fiscal year.  We remain confident that market fundamentals will significantly improve in calendar 2014.  This will coincide with the completion of Athens enabling us to target sustained sales growth, margin improvement and strong positive cash flow.”

Net Sales and Operating Income

Net sales were $498.6 million and net sales excluding surcharge were $412.1 million in the first quarter.  Net sales, excluding surcharge, decreased by $28.7 million or 7 percent from the

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first quarter of fiscal year 2013 on 1 percent higher shipments.  The sales decline can be attributed to the continued Aerospace and Energy supply chain adjustments that impacted near- term order activity of premium and ultra-premium products.  This was partly offset by higher volumes of materials sold into the Transportation and Industrial & Consumer markets.

Operating income, excluding pension earnings, interest, and deferrals (EID) decreased by $7.8 million or 11 percent from the prior year first quarter.  This reduction mainly reflects the sales mix impact, partially offset by improved manufacturing performance.

Cash Flow

Free cash flow in the first quarter was negative $60.5 million, compared to negative $102.7 million in the prior year first quarter.  Cash flow from operations in the first quarter was $64 million which included $10 million of increased working capital and $1.5 million of pension contributions.  This compares to cash flow from operations of negative $36.7 million in the prior year first quarter, which included $71 million of increased working capital and $48.1 million of pension contributions.  These year-over-year changes helped offset $114.9 million of capital spending, largely related to the Athens facility construction, compared to $56.4 million of capital spending in the prior year.

Total liquidity, including cash and available revolver balance, was $693 million at the end of the first quarter.  This consisted of $201 million of cash and $492 million of available revolver.

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End Markets:

	Q1 FY14
	Sales*	Q1 FY14	Q1 FY14
	Ex. Surcharge	vs.	vs.
	$ in Millions	Q1 FY13	Q4 FY13
Aerospace and Defense	182.9	-6%	-20%
Energy	59.1	-15%	-27%
Medical	25.0	-10%	-5%
Transportation	25.5	-2%	-9%
Industrial and Consumer	85.8	-1%	-12%

* Excludes sales through Carpenter’s Distribution business

Aerospace and Defense

•                  Airplane delivery rates (Boeing and Airbus) up 9 percent August year-to-date 2013 versus 2012

•                  Numerous customers have publicly announced temporary production reductions

•                  Achieved solid year-over-year growth in titanium fastener demand

Energy

•                  Rig count down 1 percent compared to same quarter last year, but clear shift toward drill collar rentals versus purchases

•                  Gas turbine orders down versus prior year

Medical

•                  Volumes stabilizing but industry cost reduction efforts continue

•                  Expect modest demand recovery as OEM inventories reach structurally low levels

•                  Titanium pricing extremely competitive — lead times remained short

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Transportation

•                  Strong volume growth — North American auto sales up 3 percent August year-to-date 2013 versus 2012

•                  European light vehicle sales down 4 percent year-over-year for the first six months of 2013

•                  Carpenter directly benefiting from strong demand growth for materials used in newest engine platform fuel delivery systems

Industrial and Consumer

•                  Strong demand for materials used in sporting goods, and industrial valve and infrastructure materials

•                  Softer demand within electronics and distribution channels

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the measures are important, are included in the attached schedules.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, October 29, at 10 a.m., EDT, to discuss financial results and operations for the fiscal first quarter. Please call 610-208-2097 for details of the conference call. Access to the call and presentation will also be

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made available at Carpenter’s website (http://www.cartech.com) and through CCBN (http://www.ccbn.com). A replay of the call will be made available at http://www.cartech.com or at http://www.ccbn.com. The presentation materials used during this conference call will be available for viewing and download at 8:30 a.m. today at http://www.cartech.com.

About Carpenter Technology

Carpenter produces and distributes premium alloys, including special alloys, titanium alloys and powder metals, as well as stainless steels, and alloy and tool steels. Information about Carpenter can be found on the Internet at http://www.cartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2013 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including the Latrobe acquisition; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and (14) Carpenter’s future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists

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and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

# # #

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PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012

NET SALES	$498.6	$544.9
Cost of sales	395.3	435.6
Gross profit	103.3	109.3

Selling, general and administrative expenses	47.5	47.7
Operating income	55.8	61.6

Interest expense	(4.4)	(5.2)
Other income, net	0.1	2.7

Income before income taxes	51.5	59.1
Income tax expense	16.9	19.6

Net income	34.6	39.5

Less: Net income attributable to noncontrolling interest	—	0.3

NET INCOME ATTRIBUTABLE TO CARPENTER	$34.6	$39.2

EARNINGS PER SHARE:
Basic	$0.65	$0.74
Diluted	$0.65	$0.74

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	53.1	52.8
Diluted	53.5	53.4

Cash dividends per common share	$0.18	$0.18

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012

OPERATING ACTIVITIES:
Net income	$34.6	$39.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	26.7	25.5
Deferred income taxes	(0.7)	0.1
Net pension expense	15.0	17.2
Net loss on disposal of property and equipment	—	0.1
Changes in working capital and other:
Accounts receivable	57.7	36.1
Inventories	(47.4)	(78.7)
Other current assets	(9.0)	(4.7)
Accounts payable	9.6	(0.5)
Accrued liabilities	(18.5)	(23.5)
Pension plan contributions	(1.5)	(48.1)
Other, net	(2.5)	0.3
Net cash provided from (used for) operating activities	64.0	(36.7)

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(114.9)	(56.4)
Net cash used for investing activities	(114.9)	(56.4)

FINANCING ACTIVITIES:
Dividends paid	(9.6)	(9.6)
Tax benefits on share-based compensation	1.0	3.0
Proceeds from stock options exercised	2.5	1.1
Net cash used for financing activities	(6.1)	(5.5)
Effect of exchange rate changes on cash and cash equivalents	0.5	0.2

DECREASE IN CASH AND CASH EQUIVALENTS	(56.5)	(98.4)
Cash and cash equivalents at beginning of period	257.5	211.0

Cash and cash equivalents at end of period	$201.0	$112.6

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$201.0	$257.5
Accounts receivable, net	286.6	342.0
Inventories	707.1	659.2
Deferred income taxes	—	2.7
Other current assets	28.6	20.1
Total current assets	1,223.3	1,281.5

Property, plant and equipment, net	1,259.0	1,168.4
Goodwill	257.8	257.7
Other intangibles, net	91.8	95.0
Other assets	93.6	80.3
Total assets	$2,925.5	$2,882.9

LIABILITIES
Current liabilities:
Accounts payable	$262.4	$252.7
Accrued liabilities	163.7	168.5
Deferred income taxes	1.5	—
Total current liabilities	427.6	421.2

Long-term debt, net of current portion	604.2	604.2
Accrued pension liabilities	250.0	246.9
Accrued postretirement benefits	150.5	151.2
Deferred income taxes	72.6	73.3
Other liabilities	78.1	83.0
Total liabilities	1,583.0	1,579.8

STOCKHOLDERS’ EQUITY
Common stock	275.0	274.6
Capital in excess of par value	253.6	254.4
Reinvested earnings	1,242.3	1,217.3
Common stock in treasury, at cost	(103.3)	(107.5)
Accumulated other comprehensive loss	(325.1)	(335.7)
Total stockholders’ equity	1,342.5	1,303.1
Total liabilities and stockholders’ equity	$2,925.5	$2,882.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
Pounds sold* (000):
Specialty Alloys Operations	63,414	62,657
Performance Engineered Products	2,726	3,384
Intersegment	(1,248)	(2,027)

Consolidated pounds sold	64,892	64,014

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$307.6	$326.2
Surcharge	87.3	104.8

Specialty Alloys Operations net sales	394.9	431.0

Performance Engineered Products
Net sales excluding surcharge	117.5	133.3
Surcharge	1.0	1.6

Performance Engineered Products net sales	118.5	134.9

Intersegment
Net sales excluding surcharge	(13.0)	(18.7)
Surcharge	(1.8)	(2.3)
Intersegment net sales	(14.8)	(21.0)

Consolidated net sales	$498.6	$544.9

Operating income:
Specialty Alloys Operations	$63.7	$67.2
Performance Engineered Products	11.6	14.5
Corporate costs	(12.9)	(10.4)
Pension earnings, interest & deferrals	(6.0)	(8.0)
Intersegment	(0.6)	(1.7)

Consolidated operating income	$55.8	$61.6

Beginning with the fiscal year 2014 first quarter results, the Company changed its reportable segments. The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).  The change reflects the completion of the integration of the businesses acquired by the Company in the acquisition of Latrobe Specialty Metals, Inc. (“Latrobe”) in February 2012.  Prior to this change, the Latrobe businesses were reported as a separate segment to provide management with the focus and visibility into the business of the acquired operations. The previously reported Latrobe segment also included the results of the Company’s distribution business in Mexico.  Since the Latrobe businesses are now fully integrated, the previously reported Latrobe segment has been merged into the Company’s operating model, in which the Company’s integrated steel mill operations are managed distinctly from the collection of other differentiated operations.

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina, and the new premium products manufacturing facility being built in Limestone County, Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (“CPP”) business, the Amega West business, the Specialty Steel Supply business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote speed and flexibility, and drive overall revenue and profit growth. The pounds sold data above for the PEP segment included only the Dynamet and CPP businesses.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earning, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs, is included under the heading “Pension earnings, interest & deferrals.”

* Pounds sold excludes sales associated with the distribution businesses.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
FREE CASH FLOW
Net cash provided from (used for) operating activities	$64.0	$(36.7)
Purchases of property, equipment and software	(114.9)	(56.4)
Dividends paid	(9.6)	(9.6)

Free cash flow	$(60.5)	$(102.7)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

	Three Months Ended
	September 30,
	2013	2012
NET PENSION EXPENSE PER DILUTED SHARE
Pension plans expense	$12.5	$14.9
Other postretirement benefits expense	2.5	2.3
Net pension expense	15.0	17.2
Income tax benefit	(5.3)	(6.0)
Net pension expense, net of tax	$9.7	$11.2

Net pension expense per diluted share	$0.18	$0.21

Weighted average diluted common shares	53.5	53.4

Management believes that net pension expense per diluted share is helpful in analyzing the operating performance of the Company, as net pension expense may be volatile due to changes in the financial markets, which may result in significant fluctuations in operating results from period to period.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
OPERATING MARGIN EXCLUDING SURCHARGE AND PENSION EARNINGS, INTEREST AND DEFERRALS
Net sales	$498.6	$544.9
Less: surcharge revenue	86.5	104.1
Consolidated net sales excluding surcharge	$412.1	$440.8

Operating income	$55.8	$61.6
Pension earnings, interest & deferrals	6.0	8.0
Operating income excluding pension earnings, interest and deferrals	$61.8	$69.6

Operating margin excluding surcharge and pension earnings, interest and deferrals	15.0%	15.8%

Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. Management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

	Three Months Ended
	September 30,
	2013	2012
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
Net income	$34.6	$39.5

Interest expense	4.4	5.2
Income tax expense	16.9	19.6
Depreciation and amortization	26.7	25.5
Other income, net	(0.1)	(2.7)
EBITDA	$82.5	$87.1
Net pension expense	15.0	17.2

Adjusted EBITDA	$97.5	$104.3

Management believes that earnings before interest, taxes, depreciation and amortization adjusted to exclude net pension expense is helpful in analyzing the operating performance of the Company.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
NET SALES BY END USE MARKET
End Use Market Excluding Surcharge:
Aerospace and defense	$182.9	$195.3
Industrial and consumer	85.8	86.6
Energy	59.1	69.4
Transportation	25.5	26.1
Medical	25.0	27.8
Distribution	33.8	35.6

Consolidated net sales excluding surcharge	412.1	440.8

Surcharge revenue	86.5	104.1

Consolidated net sales	$498.6	$544.9

	Three Months Ended
	September 30,
	2013	2012
NET SALES BY MAJOR PRODUCT CLASS
Net Sales by Product Class Excluding Surcharge:
Special alloys	$149.8	$168.9
Stainless steel	125.2	120.9
Titanium products	36.9	39.7
Powder metals	10.4	14.8
Alloy and tool steel	49.1	54.0
Distribution and other	40.7	42.5

Consolidated net sales excluding surcharge	412.1	440.8

Surcharge revenue	86.5	104.1

Consolidated net sales	$498.6	$544.9